Exhibit 99.2

Permian Oil and Gas Mineral and Royalty Interests Acquisition October 2024

# Disclaimers

This presentation has been designed to provide general information about Texas Pacific Land Corporation and its subsidiaries ("TPL" or the "Company"). Any information contained or referenced herein is suitable only as an introduction to the Company. The recipient is strongly encouraged to refer to and supplement this presentation with information the Company has filed with the Securities and Exchange Commission ("SEC").

The Company makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in this presentation, and nothing contained herein is, or shall be, relied upon as a promise or representation, whether as to the past or to the future. This presentation does not purport to include all of the information that may be required to evaluate the subject matter herein and any recipient hereof should conduct its own independent analysis of the Company and the data contained or referred to herein.

Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date. TPL reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. The Company disclaims any obligations to update the data, information or opinions contained herein or to notify the market or any other party of any such changes, other than required by law.

**Industry and Market Data**

The Company has neither sought nor obtained consent from any third party for the use of previously published information. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. The Company shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, which could cause our results to differ materially from those expressed in these third-party publications. Some of the data included in this presentation is based on TPL's good faith estimates, which are derived from TPL's review of internal sources as well as the third party sources described above. All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and TPL's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

**Forward-looking Statements**

This presentation contains certain forward-looking statements within the meaning of the U.S. federal securities laws that are based on TPL's beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts. When used in this document, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "project" and similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although we believe our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this presentation are reasonable, we may be unable to achieve these plans, intentions or expectations and actual results, performance or achievements may vary materially and adversely from those envisaged in this document. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see TPL's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future. There is no assurance or guarantee with respect to the prices at which the Company's common stock will trade, and such securities may not trade at prices that may be implied herein.

TPL's forecasts and expectations for future periods are dependent upon many assumptions, including the drilling and development plans of our customers, estimates of production and potential drilling locations, which may be affected by commodity price declines or other factors that are beyond TPL's control.

These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1) investment, financial, tax or legal advice, 2) a recommendation to buy or sell any security, or 3) an offer or solicitation to subscribe for or purchase any security. These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision. Although TPL believes the information herein to be reliable, the Company and persons acting on its behalf make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes, safe as provided for by law, and the Company expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein). These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

TPL

2

Oil and Gas Mineral and Royalty Interests Acquisition 3 ▪ TPL acquired 7 , 490 net royalty acres 1 (“NRA”) primarily located in the Midland Basin for $ 286 million in an all - cash transaction – Transaction effective date of April 1 , 2024 , subject to customary adjustments ▪ Summary Asset Statistics – 6 , 942 NRAs located in Midland Basin ( 93% ) and 548 NRAs located in Delaware Basin ( 7% ) o Midland Basin NRAs primarily located in Martin ( 32% ), Midland ( 30% ) and Glasscock ( 14% ) counties – Top operators include ExxonMobil (~ 45 % of total NRAs) and Diamondback (~ 21 % of total NRAs) – Over 80 % of acquired assets directly overlap with or are within a one - mile radius of existing TPL royalty position ▪ Financial and Operating Summary Highlights – Current production of approximately 1 , 300 barrels of oil equivalent per day 2 (“boe/d”)(~ 78 % liquids), expected to grow to over 2 , 000 boe/d next year – Significant near - term development inventory supports production growth outlook – Over half of the Drilling and Spacing Units in core Midland Basin counties have minimal existing development, providing long - term growth runway underpinned by highly economic locations – Expected to generate double - digit cash flow yields based on current strip 3 ▪ Acquired assets were not part of a broad marketing process ▪ TPL does not anticipate adding additional headcount or G&A as a result of the acquisition (1) Normalized to 1/8 th (2) Production as of June 2024 (3) Based on production month for the period October 2024 – September 2025 and commodity strip pricing as of 9/25/2024 Asset Map

45% 22% 7% 5% 3% 2% 16% 1,293 Gross Wells Acquired Asset Highlights 4 Top Operators by NRA Horizontal Rig Activity Top Operators by Producing Horizontal Wells Total Net Wells Total Gross Wells Delaware Gross Wells Midland Gross Wells Status 0.3 87 2 85 Completed 0.6 158 25 133 DUC 1.2 148 22 126 Permits 2.1 393 49 344 Total Near - term Development Overview 45% 21% 7% 5% 5% 17% 7,490 NRA Exxon Diamondback Occidental Vital Ovintiv ConocoPhillips Others 12 Rigs currently running on Acquired Assets

1700 Pacific Avenue, Suite 2900 Dallas, Texas 75201 Texas Pacific Land Corporation